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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated January 16, 1997, which appears on page 37 of Union Planters Corporation's 1996 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K of the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.



/s/ PRICE WATERHOUSE LLP


Memphis, Tennessee
September 25, 1997